As filed with the Securities and Exchange Commission on June 15, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADOBE INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0019522
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

345 Park Avenue San Jose, California 95110
(Address of Principal Executive Offices) (Zip Code)

Adobe Inc. 2019 Equity Incentive Plan, as amended
(Full title of the plan)

Daniel Durn Chief Financial Officer and Executive Vice President, Finance, Technology, Security and Operations Adobe Inc. 345 Park Avenue San Jose, California 95110 (408) 536-6000
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

With a copy to:
Louise Pentland Chief Legal Officer and Executive Vice President, Legal and Government Relations and Corporate Secretary Adobe Inc. 345 Park Avenue San Jose, California 95110 (408) 536-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
On April 15, 2026, the stockholders of Adobe Inc. (the “Registrant”) approved an amendment to the Registrant’s 2019 Equity Incentive Plan, as amended, that increased the number of shares available for issuance by 12,000,000 shares of common stock, which are being registered on this Registration Statement. These additional shares are securities of the same class as other securities for which registration statements were filed on Form S-8 with the Securities and Exchange Commission (the “Commission”), including the registration statements filed with the Commission on April 12, 2019 (File No. 333-230845), June 30, 2021 (File No. 333-257564), June 30, 2023 (File No. 333-273039), June 26, 2024 (File No. 333-280492), and June 25, 2025 (File No. 333-288315) (the “Prior Registration Statements”). Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference
The following documents filed by the Registrant with the Commission (SEC File No. 000-15175) are incorporated by reference into this Registration Statement:
(a)The Registrant’s annual report on Form 10-K for its fiscal year ended November 28, 2025, filed on January 15, 2026;
(b)The Registrant’s quarterly reports on Form 10-Q for the quarterly period ended February 27, 2026, filed on March 25, 2026, and for the quarterly period ended May 29, 2026, filed on June 15, 2026;
(c)The Registrant’s current reports on Form 8-K filed with the Commission on January 27, 2026, March 12, 2026, April 21, 2026 and June 11, 2026 (other than any portions of those documents deemed to be furnished but not filed); and
(d)The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A, filed on November 19, 1986, under the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.7 to the Registrant’s annual report on Form 10-K referred to in (a) above.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8.    Exhibits

		Incorporated by Reference
Exhibit Number	Description	Form	Filing Date	Exhibit Number	SEC File No.	Filed Herewith
4.1	Restated Certificate of Incorporation of Adobe	8-K	4/26/11	3.3	000-15175
4.2	Certificate of Amendment to Restated Certificate of Adobe	8-K	10/9/18	3.1	000-15175

Incorporated by Reference
Exhibit Number	Description	Form	Filing Date	Exhibit Number	SEC File No.	Filed Herewith
4.3	Amended and Restated Bylaws	8-K	4/24/25	3.1	000-15175
5.1	Opinion of Cooley LLP					X
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of Cooley LLP, contained within Exhibit 5.1					X
24.1	Power of Attorney, contained on the signature page of this Registration Statement					X
99.1	2019 Equity Incentive Plan, as amended	8-K	4/21/26	10.1	000-15175
107.1	Filing Fee Table					X

SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 15, 2026.

ADOBE INC.

By:	/s/ Daniel Durn
Daniel Durn
Chief Financial Officer and Executive Vice President, Finance, Technology, Security and Operations

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Durn and Louise Pentland, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or her or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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Signature	Title	Date

/s/ Shantanu Narayen	Chair of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	June 15, 2026
Shantanu Narayen

/s/ Daniel Durn	Chief Financial Officer and Executive Vice President, Finance, Technology, Security and Operations (Principal Financial Officer)	June 15, 2026
Daniel Durn

/s/ Jillian Forusz	Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	June 15, 2026
Jillian Forusz

/s/ Cristiano Amon	Director	June 15, 2026
Cristiano Amon

/s/ Amy Banse	Director	June 15, 2026
Amy Banse

/s/ Melanie Boulden	Director	June 15, 2026
Melanie Boulden

/s/ Frank Calderoni	Director	June 15, 2026
Frank Calderoni

/s/ Laura Desmond	Director	June 15, 2026
Laura Desmond

/s/ Spencer Neumann	Director	June 15, 2026
Spencer Neumann

/s/ Kathleen Oberg	Director	June 15, 2026
Kathleen Oberg

/s/ Dheeraj Pandey	Director	June 15, 2026
Dheeraj Pandey

/s/ David Ricks	Director	June 15, 2026
David Ricks

/s/ Daniel Rosensweig	Director	June 15, 2026
Daniel Rosensweig

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